UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

Sensei Biotherapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125 Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment and Restatement of Certificate of Incorporation and Bylaws

On February 8, 2021, Sensei Biotherapeutics, Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation (the “Amended Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock (the “IPO”). The Company’s board of directors (the “Board”) and stockholders previously approved the Amended Certificate to be filed in connection with, and to be effective upon, the closing of the IPO, and the form of the Amended Certificate was filed as an exhibit to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed in connection with the IPO. On February 8, 2021, the Company’s Amended and Restated Bylaws (the “Amended Bylaws”) became effective in connection with the closing of the IPO. The Board and stockholders previously approved the Amended Bylaws to become effective upon the closing of the IPO, and the form of the Amended Bylaws was filed as an exhibit to the Registration Statement.

The Amended Certificate amends and restates in its entirety the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Amended Bylaws amend and restate, in their entirety, the Company’s Bylaws. Collectively, the Amended Certificate and the Amended Bylaws, among other things: (i) authorize 250,000,000 shares of common stock; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series; (iv) provide that the Board be divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (v) provide that directors may only be removed with cause and only upon the affirmative vote of holders of at least two-thirds of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors; (vi) provide that, subject to limited exceptions, vacancies on the Board shall only be filled by the remaining members of the Board; (vii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; and (viii) provide that only the Board, the chairman of the Board or the chief executive officer may call a special meeting of stockholders.

The foregoing description of the Amended Certificate and the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and the Amended Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 8.01 Other Events.

On February 10, 2021, the Company issued a press release announcing the closings of the IPO. In the aggregate, the Company has issued and sold 8,030,295 shares of its common stock in the IPO, including 1,030,243 shares issued and sold pursuant to the partial exercise by the underwriters of their option to purchase additional shares of common stock, at a price to the public of $19.00 per share. The gross proceeds to the Company were approximately $152.6 million, before deducting underwriting discounts and commissions and offering expenses.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Sensei Biotherapeutics, Inc.

3.2	Amended and Restated Bylaws of Sensei Biotherapeutics, Inc.

99.1	Press Release, dated February 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2021	Sensei Biotherapeutics, Inc.

/s/ John Celebi
John Celebi
President and Chief Executive Officer

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